SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 1, 1999



                           HVIDE MARINE INCORPORATED
             (Exact name of registrant as specified in its charter)



       Florida                  0-28732                      65-0524593
  (State or other          (Commission File                (IRS Employer
  jurisdiction of                Number)               Identification No.)
    incorporation)



        2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 954.524.4200


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Item 5. Other Events.

         (a) As previously reported, on September 8, 1999, Hvide Marine Incorporated (the "Company") and certain of its subsidiaries filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Case No. 99-3024(PJW)). See the Company's Current Report on Form 8-K dated September 21, 1999 for additional information.

         On October 1, 1999, the Company and such subsidiaries filed a proposed Joint Plan of Reorganization (the "Plan") and a related proposed Disclosure Statement (the "Disclosure Statement") with the Bankruptcy Court. Under the Plan, holders of the Company's 8.375% Senior Notes due 2008 would exchange such Notes for 9,800,000 shares of common stock of the reorganized company ("New Hvide"), representing 98% of the common equity of New Hvide; holders of the Trust Convertible Preferred Securities issued by a subsidiary of the Company would receive 200,000 shares of common stock of New Hvide, representing 2% of its common equity, together with warrants to purchase an additional 125,000 shares; and holders of the Company's Common Stock would receive warrants to purchase 125,000 shares of common stock of New Hvide. The warrants would be exercisable at $38.49 per share and would have a term of four years.

         Completion of the Plan is subject to various conditions, including obtaining refinancing for the Company's bank borrowings, including those under its previously reported debtor in possession credit facility. To date, the Company has been unsuccessful in its efforts to refinance these borrowings, and there is no assurance that it will be able to do so in the future. Completion of the Plan is also subject to approval by the Bankruptcy Court.

         The above discussion is qualified in its entirety by reference to the Plan and the Disclosure Statement, which are filed as exhibits to this Report and are incorporated herein by reference.

         (b) The Nasdaq Stock Market ("Nasdaq") has advised the Company that its Common Stock was delisted effective at the close of business on September 29, 1999. The Company has been advised that its Common Stock (now under the symbol "HMARQ") is now being traded on the so-called "pink sheets," and may be traded on the Over-the-Counter Bulletin Board as well. However, the Company can give no assurance that its Common Stock will continue to trade on these or any other markets or as to the nature and extent of any such trading.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following are being filed as exhibits to this Report:

99.1 Debtors' Joint Plan of Reorganization, dated October 1, 1999, as filed in the United States Bankruptcy Court for the District of Delaware in In re: Hvide Marine Incorporated, et al., Case No. 99-3024 (PJW).

99.2 Disclosure Statement (including Exhibits E and F thereto) pursuant to Section 1125 of the Bankruptcy Code for the Joint Plan of Reorganization proposed by the Debtors, as filed in the United States Bankruptcy Court for the District of Delaware in In re: Hvide Marine Incorporated, et al., Case No. 99-3024 (PJW).

99.3              Hvide Marine Incorporated announcement dated October 4, 1999.



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                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                  HVIDE MARINE INCORPORATED
                                     (Registrant)



                                  By s/Robert B. Lamm
                                        Robert B. Lamm
                                      Senior Vice President, General Counsel and
                                      Secretary


Dated: October 12, 1999